SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

DREYFUS INSTITUTIONAL CASH ADVANTAGE FUNDS
(Name of Registrants as Specified in Charters)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee previously paid with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

DREYFUS INSTITUTIONAL CASH ADVANTAGE PLUS FUND

We need your vote to count it at the Shareholder Meeting on June 24, 2010!

You have received proxy materials regarding a proposal for the Fund you own. At this time, we have not received your vote.

Your vote is very important regardless of how many shares you own. It only takes a few minutes and helps avoid reminder mailings and potential meeting adjournments.

A copy of the proxy statement is available on the Fund’s website at http://www.dreyfus.com/ proxyinfo.htm or by calling the toll free number shown below.

1-866-450-8470

DREYFUS has made it very easy for you to vote. Choose one of the following methods:

●	Speak to a live Proxy Specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

●	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

●	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

●	Mail in your signed proxy card in the envelope provided.

Help us count your vote.
Vote today.
(If you have recently voted, please disregard this notice.)